UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2012, MGP Ingredients, Inc. (the “Company”) entered into a Fifth Amendment to Credit and Security Agreement (the “Fifth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Fifth Amendment modifies the Company’s existing credit facility under that certain Credit and Security Agreement between Company and Wells Fargo, dated July 21, 2009 (as amended from time to time, the “Credit Agreement”), in several material respects, as follows:

•	Adjusted Net Income is measured quarterly for the quarters ended June 30, 2012, September 30, 2012 and December 31, 2012. Thereafter, Adjusted Net Income is based on a rolling 12-month period.

•
The definition of “Adjusted Net Income” was amended to mean Net Income, adjusted by excluding from such calculation all cash and non-cash gains, losses, income and expenses related to certain types of transactions: (a) Joint Ventures (though cash gains, losses, income and expenses related thereto shall not be excluded), (b) Swap Contracts and hedging activities, (c) corporate reorganization and restructuring activities or subsidiary start-up operations, and (d) the sale, disposition, purchase or acquisition of assets, other than in the ordinary course of business.

•
For the quarters ended June 30, 2012, September 30, 2012 and December 31, 2012, Adjusted Net Income shall not be less than $(1,000,000.00), $(500,000.00) and $1.00, respectively.  For the 12-month periods thereafter, Adjusted Net Income shall not be less than $1.00.

•	Fixed Charge Coverage Ratio is measured quarterly on a rolling 12-month period beginning with the 12-month period ending on March 31, 2013, and each quarter thereafter.

•
Eligible Barreled Alcohol Inventory Advance Rate on Eligible Barreled Alcohol Inventory that is less than two years old is 50 percent and on Eligible Barreled Alcohol Inventory that is two years old or greater is 70 percent.

•
The definition of Borrowing Base was amended so that: (a) the sum of the products of Eligible Barreled Alcohol Inventory times the applicable Eligible Barreled Alcohol Inventory Advance Rate included in the Borrowing Base is capped at $7,500,000.00, (b) total Rail Inventory included in the Borrowing Base is capped at $3,000,000.00, and (c) Distilled Spirits Tax Reserve and Rail Reserve are excluded from the Borrowing Base.

All defined terms used in the foregoing description that are not defined herein shall having the meaning set forth in the Credit Agreement.  The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 above for a description of material amendments to the Fifth Amendment.

Item 3.03 Material Modifications to Rights of Security Holders.

Reference is made to Item 1.01 above for a description of material amendments to the Fifth Amendment.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

*10.1	Fifth Amendment to the Credit Agreement, dated May 31, 2012, between MGP Ingredients, Inc. and Wells Fargo Bank, National Association
_________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date:  June 6, 2012                                                                By:  /s/  Timothy W. Newkirk
Timothy W. Newkirk, President and Chief Executive Officer